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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2004

Nortek, Inc.
(Exact name of registrant as specified in charter)

Delaware	333-25505	05-0314991
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (401) 751-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01.   OTHER EVENTS

On August 27, 2004, Nortek, Inc. (“Nortek”) and its parent company, Nortek Holdings, Inc. ("Nortek Holdings"), publicly announced that Nortek has accepted for purchase all of its 9.875% Senior Subordinated Notes due June 15, 2011 (“9.875% Notes”) and Senior Floating Rate Notes due 2010 (“Floating Rate Notes”) that were validly tendered and not withdrawn pursuant to its previously announced tender offers to purchase for cash all of its outstanding 9.875% Notes and Floating Rate Notes, and that Nortek Holdings has accepted for purchase all of its 10% Senior Discount Notes due 2011 (“Discount Notes”) that were validly tendered and not withdrawn pursuant to its previously announced tender offer to purchase for cash all of its outstanding Discount Notes.

On August 27, 2004 Nortek Holdings publicly announced that Thomas H. Lee Partners, L.P., in partnership with Richard L. Bready, Nortek’s Chairman and CEO and other members of management, has completed its previously announced acquisition of Nortek Holdings.

On August 27, 2004, Nortek publicly announced that it has called for redemption all of its outstanding Floating Rate Notes. The redemption date will be September 1, 2004 and the redemption price will be 103.00% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date.

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release, dated August 27, 2004.

99.2	Press release, dated August 27, 2004.

99.3	Press release, dated August 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: August 27, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release, dated August 27, 2004.
99.2	Press release, dated August 27, 2004.
99.3	Press release, dated August 27, 2004.